As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ARCOS DORADOS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	5812	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Roque Saenz Peña 432
B1636FFB Olivos, Buenos Aires, Argentina
(011-54-11) 4711-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY 10001
(212) 356-8340

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrés V. Gil Maurice Blanco Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Phone: (212) 450-4000 Fax: (212) 701-5800	Marcelo A. Mottesi Paul E. Denaro Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, NY 10005 Phone: (212) 530-5602 Fax: (212) 822-5602

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-173063

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee
Class A shares, no par value	12,676,018	$17.00	$215,492,306.00	$25,018.66

(1)	Includes shares which the underwriters have the option to purchase.
(2)	Based on the initial public offering price of $17.00 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Incorporation by Reference of Registration Statement on Form F-1, File No. 333-173063

Arcos Dorados Holdings Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-173063) declared effective on April 8, 2011 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to the validity of the class A shares.

8.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to British Virgin Islands tax matters (included in Exhibit 5.1).

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L., member firm of Ernst & Young Global.

23.2	Consent of Maples and Calder, British Virgin Islands counsel of Arcos Dorados (included in Exhibit 5.1).

25.1	Powers of Attorney (included on signature page of Registration Statement on Form F-1, File No. 333-173063).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on April 13, 2011.

ARCOS DORADOS HOLDINGS INC.

By:	/S/ JUAN DAVID BASTIDAS
	Name:	Juan David Bastidas
	Title:	Chief Legal Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

* Woods Staton	Chairman and Chief Executive Officer (Principal Executive Officer)	April 13, 2011

* German Lemonnier	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 13, 2011

* Sergio Alonso	Director	April 13, 2011

* Annette Franqui	Director	April 13, 2011

* Carlos Hernández-Artigas	Director	April 13, 2011

/S/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States	April 13, 2011

*By:	/S/ JUAN DAVID BASTIDAS	April 13, 2011
Juan David Bastidas Attorney-in-fact

II-2

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to the validity of the class A shares.

8.1	Opinion of Maples and Calder, British Virgin Islands counsel of Arcos Dorados, as to British Virgin Islands tax matters (included in Exhibit 5.1).

23.1	Consent of Pistrelli, Henry Martin y Asociados S.R.L., member firm of Ernst & Young Global.

23.2	Consent of Maples and Calder, British Virgin Islands counsel of Arcos Dorados (included in Exhibit 5.1).

25.1	Powers of Attorney (included on signature page of Registration Statement on Form F-1, File No. 333-173063).